Exhibit 31.4

CERTIFICATION PURSUANT TO RULE 13a-14 OF THE SECURITIES EXCHANGE ACT OF 1934

I, Michael Tate, certify that:

1. I have reviewed this amendment no.1 to the annual report on Form 10-K of NetLogic Microsystems, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. [Intentionally omitted]

4. [Intentionally omitted]

5. [Intentionally omitted]

Date: February 16, 2012

/S/ MICHAEL TATE
Michael Tate Vice President and Chief Financial Officer (Principal Financial Officer)